Exhibit 35.1

                      ACCREDITED MORTGAGE LOAN TRUST 2007-1

                        ANNUAL STATEMENT AS TO COMPLIANCE
                         (Section 3.10 of the Indenture)


      Pursuant to Section 3.10 of the Indenture dated as of January 1, 2007, between Accredited Mortgage Loan Trust 2007-1, as Issuing Entity, and Deutsche Bank National Trust Company, as Indenture Trustee (the "Indenture"), the Servicer hereby states, on behalf of the Issuing Entity, that (initially capitalized terms used herein and not otherwise defined have the same meanings as under the Indenture):

      1. Jeffrey W. Crawford (the "Authorized Officer") is the duly elected, qualified and acting Director of Operations of the Servicer.

      2 A review of the fulfillment by the Issuing Entity during the preceding calendar year of its obligations under the Indenture has been made under the Authorized Officer's supervision.

      3. To the best of the Authorized Officer's knowledge, based on such review, the Issuing Entity has complied with all conditions and covenants under the Indenture throughout such year.

      EXECUTED as of the 10th day of March, 2008.

                                     ACCREDITED HOME LENDERS, INC.
                                     as Servicer on behalf of the Issuing Entity


                                     By: /s/ Jeffrey W. Crawford
                                         ---------------------------------------
                                         Jeffrey W. Crawford
                                         Director of Operations

                      ACCREDITED MORTGAGE LOAN TRUST 2007-1

                              OFFICER'S CERTIFICATE
               (Section 5.09 of the Sale and Servicing Agreement)


      Pursuant to Section 5.09 of the Sale and Servicing Agreement dated as of January 1, 2007 (the "Agreement"), by and among ACCREDITED MORTGAGE LOAN REIT TRUST, as Depositor (the "Depositor"), ACCREDITED HOME LENDERS, INC., as Sponsor (in such capacity, the "Sponsor") and as Servicer (in such capacity, the "Servicer"), ACCREDITED MORTGAGE LOAN TRUST 2007-1, as Issuing Entity (the "Issuer"), and DEUTSCHE BANK NATIONAL TRUST COMPANY, as Indenture Trustee (the "Indenture Trustee") (the "Agreement"), Jeffrey W. Crawford, Assistant Secretary of the Servicer, hereby states as follows (initially capitalized terms used herein and not otherwise defined have the same meanings as under the Agreement):

      1. He is the duly elected, qualified and acting Assistant Secretary of the Servicer.

      2. A review of the activities of the Servicer during the preceding calendar year and of its performance under the Agreement has been made under his supervision.

      3. To the best of his knowledge, based on such review, the Servicer has fulfilled all of its material obligations under the Agreement in all material respects throughout such year.

      EXECUTED as of the 12th day of March, 2008.


                                              /s/ Jeffrey W. Crawford
                                              ----------------------------------
                                              Jeffrey W. Crawford
                                              Assistant Secretary